SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico		87501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2008, the Board of Directors of Thornburg Mortgage, Inc. (the “Company”) approved a form of indemnification agreement to be entered into with each of its current and future directors and executive officers, as well as certain former executive officers and advisory directors. The Board specifically approved entering into such agreement (each, an “Indemnification Agreement”) with each of the following current executive officers and directors, including Anne-Drue M. Anderson, Director, David A. Ater, Director, Eliot R. Cutler, Director, Paul G. Decoff, Senior Executive Vice President and Chief Lending Officer, Larry A. Goldstone, President, Chief Executive Officer and Director, Ike Kalangis, Director, David J. Matlin, Director, Francis I. Mullin, III, Director, Mark R. Patterson, Director, Stuart C. Sherman, Director, Clarence G. Simmons, III, Senior Executive Vice President and Chief Financial Officer, and Garrett Thornburg, Chairman of the Board and Director.

The Indemnification Agreement permits indemnification to the fullest extent now or hereafter permitted by the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time. It is possible that the applicable law could change the degree to which indemnification is expressly permitted; provided, however, that no change in Maryland law will reduce the benefits available to an officer, director or advisory director thereunder based on Maryland law as in effect on the date therein.

The Indemnification Agreement covers losses, liabilities, claims, damages and expenses, including reasonable attorneys’ fees, arising from the fact that the officer, director or advisory director is or was an officer, director or advisory director of the Company, or was serving at the request of the Company. The Indemnification Agreement obligates the Company to promptly advance, within ten business days of an officer, director or advisory director’s request, all expenses incurred in connection with any indemnification claim. The officer or director is, in turn, obligated to reimburse the Company for all amounts so advanced if it is later determined that the officer or director is not entitled to indemnification. The indemnification provided under the Indemnification Agreement is not exclusive of any other indemnity rights; however, double payment to the officer, director or advisory director is prohibited. The officer, director or advisory director is entitled to contribution from the Company if indemnification pursuant to the Indemnification Agreement is unavailable or insufficient to hold such officer, director or advisory director harmless.

The description of the Indemnification Agreement as set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Company’s Definitive Proxy Statement on Schedule 14A,

filed on April 29, 2008 (the “Proxy Statement”), at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of the Company on April 22, 2008, management expressed its concerns about the effects on employee morale resulting from the decline in value of the employees’ Phantom Stock Rights (“PSRs”), which represent a significant portion of their compensation, the continued volatility in the mortgage industry and employees’ concerns about the effects of that volatility on the future of the industry and the Company. Management also reported that several key employees had left the Company, and others were considering leaving. Based on management’s concerns about employee morale and the departure of key employees, the Committee approved in concept the granting of one-time special awards of PSRs to certain employees to induce them to remain with the Company.

On June 12, 2008, the Committee specifically approved the amounts of these one-time special awards of PSRs to certain employees, including the Company’s executive officers, pursuant to the Amended and Restated 2002 Long-Term Incentive Plan. In connection with such awards, Larry A. Goldstone, the Company’s Chief Executive Officer and President, received 4,908,743 PSRs, Clarence G. Simmons, III, the Company’s Senior Executive Vice President and Chief Financial Officer, received 919,023 PSRs, and Paul G. Decoff, the Company’s Senior Executive Vice President and Chief Lending Officer, received 515,634 PSRs.

Item 8.01.	Other Events.

At the Company’s 2008 Annual Meeting of Shareholders held on June 12, 2008, the Company’s shareholders re-elected each of David J. Matlin, Francis I. Mullin, III and Mark R. Patterson to serve as Class II Directors for a three-year term. Shareholders also approved the proposals to amend the Company’s Articles of Incorporation to increase the number or authorized shares of capital stock from 500 million to 4 billion shares, by a vote of 74 percent in favor of the amendment to the company’s charter, and to modify the terms of each of the Company’s existing series of preferred stock, by a vote of 74 percent in favor of the amendment to the company’s charter. The Company must still obtain the requisite consents from the holders of each series of preferred stock to the modification of the terms of the preferred stock before those modifications can become effective. The Company intends to seek such consents in connection with the tender offer for the preferred stock. Each of these proposals was described in the Company’s Proxy Statement.

On June 13, 2008, the Company filed Articles of Amendment to its Articles of Incorporation with the State Department of Assessments and Taxation of the State of Maryland, reflecting the increase in the authorized capital stock of the Company to 4 billion shares. The Articles of Amendment, which became effective on June 13, 2008, are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit

3.1	Articles of Amendment relating to the increase in authorized capital stock, dated June 13, 2008.

10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: June 13, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

3.1	Articles of Amendment relating to the increase in authorized capital stock, dated June 13, 2008.

10.1	Form of Indemnification Agreement.